EXHIBIT 32.02

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Gregory T. Donovan, certify that (i) the Form 10-K for the year ended December 31, 2011 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: March 30, 2012	THE CAMPBELL FUND TRUST By: Campbell & Company, Inc., Managing Operator
	By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer

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